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                                                                     EXHIBIT 5.1




                               September 23, 2004


KB Home
10990 Wilshire Blvd.
Los Angeles, California 90024

               Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

        This opinion letter is being delivered by us as special counsel to (i) KB Home, a Delaware corporation (the "Company") and (ii) KB Home Coastal Inc., a California corporation, KB Home Colorado Inc., a Colorado corporation, KB Home Greater Los Angeles Inc., a California corporation, KB Home Lone Star LP, a Texas limited partnership, KB Home Nevada Inc., a Nevada corporation, KB Home North Bay Inc., a California corporation, KB Home Phoenix Inc., an Arizona corporation, and KB Home South Bay Inc., a California corporation (collectively, the "Guarantors"), in connection with the proposed registration by the Company and the Guarantors of the offering of $350,000,000 in aggregate principal amount of the Company's 6 3/8% Senior Notes due 2011 (the "Notes"), guaranteed by the Guarantors pursuant to the Indenture (as defined below) (the "Guarantees"), pursuant to a Registration Statement on Form S-4, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

        The Notes and the Guarantees are to be issued pursuant to an Indenture, dated as of January 28, 2004, among the Company, the Guarantors and SunTrust Bank, as Trustee (the "Base Indenture"), a First Supplemental Indenture, dated as of January 28, 2004, among the Company, the Guarantors and SunTrust
Bank, as Trustee (the "First Supplemental Indenture"), and a Second Supplemental Indenture, dated as of June 30, 2004, among the Company, the Guarantors and SunTrust Bank, as Trustee (the "Second Supplemental Indenture," and together with the Base Indenture and the First Supplemental Indenture, the "Indenture"). The Notes and the related Guarantees are to be issued in exchange for and in replacement of the



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KB Home
September 23, 2004

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Company's outstanding 6 3/8% Senior Notes due 2011, guaranteed by the
Guarantors, of which $350,000,000 in aggregate principal amount is subject to an exchange offer pursuant to the Registration Statement (the "Restricted Notes").

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

        For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

        Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

        Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that when
(i) the Registration Statement becomes effective and (ii) the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders of the Restricted Notes in exchange therefor, the Notes will be binding obligations of the Company and the Guarantees will be binding obligations of the Guarantors.

        Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are further of the opinion that the information contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences" constitutes an accurate description, in general terms, of the indicated federal income tax consequences to holders of the Restricted Notes of the exchange offer contemplated by the Registration Statement.

        In connection with the opinions expressed above, we have assumed that, at or prior to the time of delivery of any of the Notes and the Guarantees, (a) the resolutions of the Board of Directors of the Company establishing the terms of such Notes and authorizing the issuance and exchange of such Notes, in accordance with the Indenture and Delaware law, shall not have been modified or rescinded; (b) the Registration Statement shall have been declared effective by the Securities and Exchange Commission and such effectiveness shall not have been terminated or rescinded; (c) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as



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KB Home
September 23, 2004

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amended; (d) the Indenture has been duly authorized, executed and delivered by the Trustee and the Guarantors and constitutes the legal, valid and binding obligation of the Trustee and the Guarantors, enforceable against the Trustee and each Guarantor in accordance with its terms; (e) the Notes shall have been duly executed by the Company, duly authenticated by the Trustee in the manner provided for in the Indenture and duly delivered to the holders of the Restricted Notes in exchange therefor; and (f) since the date hereof there will not have occurred any change in law affecting the validity or enforceability of the Notes or the Guarantees. We have also assumed that neither the issuance and delivery of the Notes and the Guarantees nor the compliance by the Company or the Guarantors with the terms of the Notes or the Guarantees, as applicable, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the Guarantors, as the case may be, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors, as the case may be.

        We are members of the Bar only of the State of California. This opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. We note that the law of the State of New York is stated to be the governing law in each of the Indenture, including the Guarantees, and the Notes. For purposes of this opinion, we have assumed with your permission that the law of the State of California governs the Indenture, including the Guarantees, and the Notes with respect to the legal, valid, and binding nature thereof. Furthermore, we express no opinion as to whether a court applying California choice-of-law rules would apply the law of the State of New York to the Indenture, including the Guarantees, and the Notes.

        We hereby consent to the use of this opinion as Exhibit 5.1 and Exhibit
8.1 to the Registration Statement and to the reference to our name in the Registration Statement and the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                               Very truly yours,

                                               /s/ MUNGER, TOLLES & OLSON LLP